SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 17, 2012

ORGANOVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54621	27-1488943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6275 Nancy Ridge Dr., San Diego, CA 92121		92121
(Address of principal executive offices)		(Zip Code)

(858) 550-9994

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders of Organovo Holdings, Inc. (the “Company”) was held on October 17, 2012. Of the 44,280,355 shares of the Company’s common stock outstanding as of the record date, 32,216,236 shares were represented at the 2012 Annual Meeting of Stockholders.

A description of each matter voted upon at the 2012 Annual Meeting of Stockholders is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 17, 2012. The number of votes cast for and against (or withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

(1)	The voting results for the election of Keith Murphy as a Class I director to hold office for a three (3)-year term and until his successor is elected and qualified are as follows:

For	Against	Abstain	Broker Non Votes
23,483,355	25,916	13,980	8,692,985

(2)	The voting results for the approval of the revised performance criteria and the award limitations under the Organovo Holdings, Inc. 2012 Equity Incentive Plan are as follows:

For	Against	Abstain	Broker Non Votes
23,330,869	103,596	88,786	8,692,985

(3)	The voting results for the ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 are as follows:

For	Against	Abstain
31,897,979	73,696	244,561

Based on these voting results, Mr. Murphy was elected as a Class I director, the revised performance criteria and award limitations under the Organovo Holdings, Inc. 2012 Equity Incentive Plan were approved, and Mayer Hoffman McCann P.C. was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. No other items were presented for stockholder approval at the 2012 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date: October 19, 2012	By:	/s/ Barry Michaels
	Name:	Barry Michaels
	Title:	Chief Financial Officer

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